Exhibit 99.2

Duos Technologies Group, Inc. Announces Pricing of $65 Million Public Offering of Common Stock

JACKSONVILLE, FL / Globe Newswire / February 26, 2026 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), a leading provider of adaptive, modular, and scalable Edge Data Center (“EDC”) solutions, today announced the pricing of its underwritten public offering of 8,666,666 shares of its common stock for total gross proceeds of approximately $65 million, before deducting underwriting discounts, commissions, and offering expenses. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 1,299,999 shares to cover over-allotments at the public offering price. The offering is expected to close on or about March 2, 2026, subject to customary closing conditions.

The net proceeds from the offering will be used to expand, accelerate, and further commercialize the Company’s Edge Data Center business and for working capital and general corporate purposes.

Titan Partners, a division of American Capital Partners, is acting as the sole bookrunner for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-293372) filed with the Securities and Exchange Commission (“SEC”) on February 11, 2026, and declared effective by the SEC on February 12, 2026. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com .

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

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About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation, designs, develops, deploys and operates intelligent technology solutions for Machine Vision and Artificial Intelligence (“AI”) applications including real-time analysis of fast-moving vehicles, Edge Data Centers, and power consulting. For more information, visit www.duostech.com , www.duosedge.ai and www.duosenergycorp.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our expectations regarding the completion, terms, size, and timing of the public offering, and with respect to granting the underwriters a 30-day option to purchase additional shares, in addition to our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong

VP, Investor Relations and Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)

+1.904.652.1625 | DUOT@duostech.com

Duos Edge AI

Media Contact

iMiller Public Relations

+1.914.315.6424 | duosedge@imillerpr.com